Exhibit 16.1

509.624.9223	802 N. Washington St.
mail@fruci.com	Spokane, WA 99201

January 22, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re: Recall Studios, Inc.

Commission file number: 000-55353

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Recall Studios, Inc. (Registrant) dated January 22, 2019, and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC